UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 2, 2010
COSTAR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (301) 215-8300
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On February 2, 2010, 1331 L Street Holdings, LLC (“Holdings”), a wholly owned subsidiary of CoStar Group, Inc., and 1331 L Street LLC entered into a Purchase and Sale Agreement pursuant to which Holdings purchased a 10 story, 169,429 square-foot LEED Gold certified office building located at 1331 L Street, NW, in downtown Washington, DC, for a purchase price of $41,250,000 in cash. The closing of the purchase took place on February 5, 2010.
On February 5, 2010, CoStar Group, Inc. issued a press release announcing the building purchase described above. The full text of the press release is attached as Exhibit 99.1.
Item 2.01. Completion of Acquisition or Disposition of Assets.
The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 99.1	CoStar Group, Inc. Press Release, dated February 5, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.
Date: February 8, 2010	By:	/s/ Brian J. Radecki
		Name:	Brian J. Radecki
		Title:	Chief Financial Officer